Exhibit 99.1
Post Provides Preliminary Unaudited Selected Financial Data for Third Quarter of Fiscal 2013 and Updates Certain Fiscal 2013 Guidance
St. Louis, Missouri - July 11, 2013 - Post Holdings, Inc. (NYSE:POST), a leading manufacturer, marketer and distributor of branded ready to eat cereals, today provided certain preliminary unaudited selected financial data for the third fiscal quarter of fiscal 2013, and updated its previously issued Adjusted EBITDA guidance for fiscal 2013. This release should be read in conjunction with the financial statements and management's discussion and analysis included in the Company's filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company's Form 10-K for the fiscal year ended September 30, 2012.
Preliminary Unaudited Selected Financial Data for the Third Fiscal Quarter of Fiscal 2013
The preliminary financial data discussed below consist of estimates derived from Post's internal books and records and have been prepared by, and are the responsibility of, Post's management. The preliminary estimates discussed below are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the third quarter are finalized. Therefore, actual results may differ materially from these estimates. In addition, preliminary results for the third quarter are not necessarily indicative of operating results for any future quarter or results for the full year.
The following are preliminary estimates for the fiscal quarter ended June 30, 2013:

•	net sales of between $252 million and $258 million; and

•	Adjusted EBITDA of between $54 million and $56 million.
A range for the preliminary unaudited estimates of net sales and Adjusted EBITDA are provided because the financial closing procedures for the third quarter of 2013 are not yet complete. The above estimates include approximately one month of financial results from the Company's acquisition on May 28, 2013, of the cereal, granola and snacks business of Hearthside Food Solutions. The Hearthside business contributed approximately $8 million of net sales and $2 million of Adjusted EBITDA in June 2013. All of these preliminary estimates are subject to change. The final reported results may not be within the ranges currently estimated, and the difference may be material.

Updated Fiscal 2013 Adjusted EBITDA Guidance
Including the partial year expected results of the Hearthside business and Attune Foods (acquired in December 2012), which we expect to collectively contribute approximately $6 million of Adjusted EBITDA to our full year results, Post management now expects fiscal 2013 Adjusted EBITDA to be between $214 million and $220 million.

Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.

Use of Non-GAAP Measures
Management has determined that Adjusted EBITDA is a key metric that will help investors understand the ultimate income and near-term cash flows generated by our business. Adjusted EBITDA is a non-GAAP measure which represents net earnings excluding income taxes, net interest expense, net other nonoperating income/expense, depreciation and amortization, non-cash stock based compensation, nonrecurring cash compensation for retention/severance, inventory revaluation adjustments on acquired businesses, accounts receivable servicing fees, costs to effect Post's separation from Ralcorp and to establish stand-

alone systems and processes, mark to market adjustments on economic hedges and intangible asset impairments, if any, and including an estimate of incremental costs Post would have incurred had it been a stand-alone public company for the entirety of the periods presented. The Company believes that Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance and liquidity because (i) it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company's ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company's financing documents. In addition, for the historical periods presented, Adjusted EBITDA provides investors with insight into the Company's performance on a basis consistent with being a stand-alone public company rather than an operating segment of Ralcorp. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies.  The Company has not provided a quantitative reconciliation between Adjusted EBITDA presented above to the most comparable financial measure or measures calculated and presented in accordance with GAAP because it is not reasonably practicable to produce such reconciliation for this prospective financial information.

Forward-Looking Statements
The net sales and Adjusted EBITDA guidance for fiscal 2013 discussed in this press release is a forward-looking statement. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the impact of the recently completed restatement of Post's financial statements; the impact of our separation from Ralcorp and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; our high leverage and substantial debt, including covenants that will restrict the operation of our business; significant increases in the costs of certain commodities, packaging or energy used to manufacture our products; our ability to achieve benefits from our separation; our obligations to indemnify Ralcorp if the separation is taxable under certain circumstances; changes in our cost structure, management, financing and business operations following the separation; our ability to continue to compete in our product market against manufacturers of both branded and private label cereal products and our ability to retain our market position; our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate changes in consumer preferences and trends; changes in consumer demand for ready-to-eat cereals; our ability to service our outstanding debt or obtain additional financing; disruptions in the U.S. and global capital and credit markets; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; disruptions or inefficiencies in our supply chain; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to our qualified pension plan; loss of key employees; labor strikes or work stoppages by our employees; changes in weather conditions, natural disasters and other events beyond our control; business disruptions caused by information technology failures; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

In addition, Post's preliminary unaudited estimates for the third quarter of 2013 have been prepared by Post's management only based upon information available to it as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information.

About Post Holdings, Inc.
Post is a leading manufacturer, marketer and distributor of branded ready-to-eat cereals in the United States and Canada.

Contact:
Robert Vitale
Chief Financial Officer
(314) 644-7601